PAYROLL SUPPORT PROGRAM AGREEMENT

Recipient: Delta Air Lines, Inc. Post Office Box 20706 Atlanta, GA 30320-6001	PSP Participant Number: PSA-2004030421 Employer Identification Number: 58-0218548 DUNS Number: 006924872
Amount of Initial Payroll Support Payment: $2,718,165,593
The Department of the Treasury (Treasury) hereby provides Payroll Support (as defined herein) under Division A, Title IV, Subtitle B of the Coronavirus Aid, Relief, and Economic Security Act. The Signatory Entity named above, on behalf of itself and its Affiliates (as defined herein), agrees to comply with this Agreement and applicable Federal law as a condition of receiving Payroll Support. The Signatory Entity and its undersigned authorized representatives acknowledge that a materially false, fictitious, or fraudulent statement (or concealment or omission of a material fact) in connection with this Agreement may result in administrative remedies as well as civil and/or criminal penalties.
The undersigned hereby agree to the attached Payroll Support Program Agreement.
/s/ Steven Mnuchin Department of the Treasury Name: Steven Mnuchin Title: Secretary Date: April 20, 2020

/s/ Paul A. Jacobson
Delta Air Lines, Inc.
First Authorized Representative:
Title: Executive Vice President &
Chief Financial Officer
Date: April 20, 2020

/s/ Kenneth W. Morge II
Delta Air Lines, Inc.
Second Authorized Representative:
Title: Vice President & Treasurer
Date: April 20, 2020

OMB Approved No. 1505-0263
Expiration Date: 09/30/2020

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PAYROLL SUPPORT PROGRAM AGREEMENT
INTRODUCTION
The Coronavirus Aid, Relief, and Economic Security Act (CARES Act or Act) directs the Department of the Treasury (Treasury) to provide Payroll Support (as defined herein) to passenger air carriers, cargo air carriers, and certain contractors that must be exclusively used for the continuation of payment of Employee Salaries, Wages, and Benefits (as defined herein). The Act permits Treasury to provide Payroll Support in such form, and on such terms and conditions, as the Secretary of the Treasury determines appropriate, and requires certain assurances from the Recipient (as defined herein).
This Payroll Support Program Agreement, including the application and all supporting documents submitted by the Recipient and the Payroll Support Certification attached hereto (collectively, Agreement), memorializes the binding terms and conditions applicable to the Recipient.
DEFINITIONS
As used in this Agreement, the following terms shall have the following respective meanings, unless the context clearly requires otherwise. In addition, this Agreement shall be construed in a manner consistent with any public guidance Treasury may from time to time issue regarding the implementation of Division A, Title IV, Subtitle B of the CARES Act.
Act or CARES Act means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-136).
Additional Payroll Support Payment means any disbursement of Payroll Support occurring after the first disbursement of Payroll Support under this Agreement.
Affiliate means any Person that directly or indirectly controls, is controlled by, or is under common control with, the Recipient. For purposes of this definition, “control” of a Person shall mean having the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of voting equity, by contract, or otherwise.
Benefits means, without duplication of any amounts counted as Salary or Wages, pension expenses in respect of Employees, all expenses for accident, sickness, hospital, and death benefits to Employees, and the cost of insurance to provide such benefits; any Severance Pay or Other Benefits payable to Employees pursuant to a bona fide voluntary early retirement program or voluntary furlough; and any other similar expenses paid by the Recipient for the benefit of Employees, including any other fringe benefit expense described in lines 10 and 11 of Financial Reporting Schedule P-6, Form 41, as published by the Department of Transportation, but excluding any Federal, state, or local payroll taxes paid by the Recipient.
Corporate Officer means, with respect to the Recipient, its president; any vice president in charge of a principal business unit, division, or function (such as sales, administration or finance); any other officer who performs a policy-making function; or any other person who

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performs similar policy making functions for the Recipient. Executive officers of subsidiaries or parents of the Recipient may be deemed Corporate Officers of the Recipient if they perform such policy-making functions for the Recipient.
Employee means an individual who is employed by the Recipient and whose principal place of employment is in the United States (including its territories and possessions), including salaried, hourly, full-time, part-time, temporary, and leased employees, but excluding any individual who is a Corporate Officer or independent contractor.
Involuntary Termination or Furlough means the Recipient terminating the employment of one or more Employees or requiring one or more Employees to take a temporary suspension or unpaid leave for any reason, including a shut-down or slow-down of business; provided, however, that an Involuntary Termination or Furlough does not include a Permitted Termination or Furlough.
Maximum Awardable Amount means the amount determined by the Secretary with respect to the Recipient pursuant to section 4113(a)(1), (2), or (3) (as applicable) of the CARES Act.
Payroll Support means funds disbursed by the Secretary to the Recipient under this Agreement, including the first disbursement of Payroll Support and any Additional Payroll Support Payment.
Permitted Termination or Furlough means, with respect to an Employee, (1) a voluntary furlough, voluntary leave of absence, voluntary resignation, or voluntary retirement, (2) termination of employment resulting from such Employee’s death or disability, or (3) the Recipient terminating the employment of such Employee for cause or placing such Employee on a temporary suspension or unpaid leave of absence for disciplinary reasons, in either case, as reasonably determined by the Recipient acting in good faith.
Person means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, governmental entity, or other entity.
Recipient means, collectively, the Signatory Entity; its Affiliates that are air carriers as defined in 49 U.S.C. § 40102; and their respective heirs, executors, administrators, successors, and assigns.
Salary means, without duplication of any amounts counted as Benefits, a predetermined regular payment, typically paid on a weekly or less frequent basis but which may be expressed as an hourly, weekly, annual or other rate, as well as cost-of-living differentials, vacation time, paid time off, sick leave, and overtime pay, paid by the Recipient to its Employees, but excluding any Federal, state, or local payroll taxes paid by the Recipient.
Secretary means the Secretary of the Treasury.
Severance Pay or Other Benefits means any severance payment or other similar benefits, including cash payments, health care benefits, perquisites, the enhancement or acceleration of the payment or vesting of any payment or benefit or any other in-kind benefit payable (whether in lump sum or over time, including after March 24, 2022) by the Recipient to a Corporate Officer or Employee in connection with any termination of such Corporate Officer’s or Employee’s employment (including, without limitation, resignation, severance, retirement, or constructive

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termination), which shall be determined and calculated in respect of any Employee or Corporate Officer of the Recipient in the manner prescribed in 17 CFR 229.402(j) (without regard to its limitation to the five most highly compensated executives and using the actual date of termination of employment rather than the last business day of the Recipient’s last completed fiscal year as the trigger event).
Signatory Entity means the passenger air carrier, cargo air carrier, or contractor that has entered into this Agreement.
Taxpayer Protection Instruments means warrants, options, preferred stock, debt securities, notes, or other financial instruments issued by the Recipient or an Affiliate to Treasury as compensation for the Payroll Support under this Agreement, if applicable.
Total Compensation means compensation including salary, wages, bonuses, awards of stock, and any other financial benefits provided by the Recipient or an Affiliate, as applicable, which shall be determined and calculated for the 2019 calendar year or any applicable 12-month period in respect of any Employee or Corporate Officer of the Recipient in the manner prescribed under paragraph e.5 of the award term in 2 CFR part 170, App. A, but excluding any Severance Pay or Other Benefits in connection with a termination of employment.
Wage means, without duplication of any amounts counted as Benefits, a payment, typically paid on an hourly, daily, or piecework basis, including cost-of-living differentials, vacation, paid time off, sick leave, and overtime pay, paid by the Recipient to its Employees, but excluding any Federal, state, or local payroll taxes paid by the Recipient.
PAYROLL SUPPORT PAYMENTS
1.Upon the execution of this Agreement by Treasury and the Recipient, the Secretary shall approve the Recipient’s application for Payroll Support.
2.The Recipient may receive Payroll Support in multiple payments up to the Maximum Awardable Amount, and the amounts (individually and in the aggregate) and timing of such payments will be determined by the Secretary in his sole discretion. The Secretary may, in his sole discretion, increase or reduce the Maximum Awardable Amount (a) consistent with section 4113(a) of the CARES Act and (b) on a pro rata basis in order to address any shortfall in available funds, pursuant to section 4113(c) of the CARES Act.
3.The Secretary may determine in his sole discretion that any Payroll Support shall be conditioned on, and subject to, such additional terms and conditions (including the receipt of, and any terms regarding, Taxpayer Protection Instruments) to which the parties may agree in writing.

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TERMS AND CONDITIONS

Retaining and Paying Employees
4.The Recipient shall use the Payroll Support exclusively for the continuation of payment of Wages, Salaries, and Benefits to the Employees of the Recipient.
a.Furloughs and Layoffs. The Recipient shall not conduct an Involuntary Termination or Furlough of any Employee between the date of this Agreement and September 30, 2020.
b.Employee Salary, Wages, and Benefits
i.Salary and Wages. Except in the case of a Permitted Termination or Furlough, the Recipient shall not, between the date of this Agreement and September 30, 2020, reduce, without the Employee’s consent, (A) the pay rate of any Employee earning a Salary, or (B) the pay rate of any Employee earning Wages.
ii.Benefits. Except in the case of a Permitted Termination or Furlough, the Recipient shall not, between the date of this Agreement and September 30, 2020, reduce, without the Employee’s consent, the Benefits of any Employee; provided, however, that for purposes of this paragraph, personnel expenses associated with the performance of work duties, including those described in line 10 of Financial Reporting Schedule P-6, Form 41, as published by the Department of Transportation, may be reduced to the extent the associated work duties are not performed.
Dividends and Buybacks
5.Through September 30, 2021, neither the Recipient nor any Affiliate shall, in any transaction, purchase an equity security of the Recipient or of any direct or indirect parent company of the Recipient that, in either case, is listed on a national securities exchange.

6.Through September 30, 2021, the Recipient shall not pay dividends, or make any other capital distributions, with respect to the common stock (or equivalent equity interest) of the Recipient.
Limitations on Certain Compensation
7.Beginning March 24, 2020, and ending March 24, 2022, the Recipient and its Affiliates shall not pay any of the Recipient’s Corporate Officers or Employees whose Total Compensation exceeded $425,000 in calendar year 2019 (other than an Employee whose compensation is determined through an existing collective bargaining agreement entered into before March 27, 2020):

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a.Total Compensation which exceeds, during any 12 consecutive months of such two-year period, the Total Compensation the Corporate Officer or Employee received in calendar year 2019; or
b.Severance Pay or Other Benefits in connection with a termination of employment with the Recipient which exceed twice the maximum Total Compensation received by such Corporate Officer or Employee in calendar year 2019.
8.Beginning March 24, 2020, and ending March 24, 2022, the Recipient and its Affiliates shall not pay any of the Recipient’s Corporate Officers or Employees whose Total Compensation exceeded $3,000,000 in calendar year 2019 Total Compensation in excess of the sum of:
a.$3,000,000; and
b.50 percent of the excess over $3,000,000 of the Total Compensation received by such Corporate Officer or Employee in calendar year 2019.
9.For purposes of determining applicable amounts under paragraphs 7 and 8 with respect to any Corporate Officer or Employee who was employed by the Recipient or an Affiliate for less than all of calendar year 2019, the amount of Total Compensation in calendar year 2019 shall mean such Corporate Officer’s or Employee’s Total Compensation on an annualized basis.
Continuation of Service
10.If the Recipient is an air carrier, until March 1, 2022, the Recipient shall comply with any applicable requirement issued by the Secretary of Transportation under section 4114(b) of the CARES Act to maintain scheduled air transportation service to any point served by the Recipient before March 1, 2020.
Effective Date
11.This Agreement shall be effective as of the date of its execution by both parties.
Reporting and Auditing
12.Until the calendar quarter that begins after the later of March 24, 2022, and the date on which no Taxpayer Protection Instrument is outstanding, not later than 45 days after the end of each of the first three calendar quarters of each calendar year and 90 days after the end of each calendar year, the Signatory Entity, on behalf of itself and each other Recipient, shall certify to Treasury that it is in compliance with the terms and conditions of this Agreement and provide a report containing the following:

a.the amount of Payroll Support funds expended during such quarter;

b.the Recipient’s financial statements (audited by an independent certified public accountant, in the case of annual financial statements); and

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c.a copy of the Recipient’s IRS Form 941 filed with respect to such quarter; and

d.a detailed summary describing, with respect to the Recipient, (a) any changes in Employee headcount during such quarter and the reasons therefor, including any Involuntary Termination or Furlough, (b) any changes in the amounts spent by the Recipient on Employee Wages, Salary, and Benefits during such quarter, and (c) any changes in Total Compensation for, and any Severance Pay or Other Benefits in connection with the termination of, Corporate Officers and Employees subject to limitation under this Agreement during such quarter; and the reasons for any such changes.

13.If the Recipient or any Affiliate, or any Corporate Officer of the Recipient or any Affiliate, becomes aware of facts, events, or circumstances that may materially affect the Recipient’s compliance with the terms and conditions of this Agreement, the Recipient or Affiliate shall promptly provide Treasury with a written description of the events or circumstances and any action taken, or contemplated, to address the issue.

14.In the event the Recipient contemplates any action to commence a bankruptcy or insolvency proceeding in any jurisdiction, the Recipient shall promptly notify Treasury.

15.The Recipient shall:

a.Promptly provide to Treasury and the Treasury Inspector General a copy of any Department of Transportation Inspector General report, audit report, or report of any other oversight body, that is received by the Recipient relating to this Agreement.

b.Immediately notify Treasury and the Treasury Inspector General of any indication of fraud, waste, abuse, or potentially criminal activity pertaining to the Payroll Support.

c.Promptly provide Treasury with any information Treasury may request relating to compliance by the Recipient and its Affiliates with this Agreement.

16.The Recipient and Affiliates will provide Treasury, the Treasury Inspector General, and such other entities as authorized by Treasury timely and unrestricted access to all documents, papers, or other records, including electronic records, of the Recipient related to the Payroll Support, to enable Treasury and the Treasury Inspector General to make audits, examinations, and otherwise evaluate the Recipient’s compliance with the terms of this Agreement. This right also includes timely and reasonable access to the Recipient’s and its Affiliates’ personnel for the purpose of interview and discussion related to such documents. This right of access shall continue as long as records are required to be retained.
Recordkeeping and Internal Controls
17.If Treasury notifies the Recipient that the first disbursement of Payroll Support to the Recipient under this Agreement is the Maximum Awardable Amount (subject to any pro rata

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reductions and as determined by the Secretary as of the date of such disbursement), the Recipient shall maintain the Payroll Support funds in a separate account over which Treasury shall have a perfected security interest to continue the payment of Wages, Salary, and Benefits to the Employees. For the avoidance of doubt, regardless whether the first disbursement of Payroll Support to the Recipient under this Agreement is the Maximum Awardable Amount, if the Recipient is a debtor as defined under 11 U.S.C. § 101(13), the Payroll Support funds, any claim or account receivable arising under this Agreement, and any segregated account holding funds received under this Agreement shall not constitute or become property of the estate under 11 U.S.C. § 541.

18.The Recipient shall expend and account for Payroll Support funds in a manner sufficient to:

a.Permit the preparation of accurate, current, and complete quarterly reports as required under this Agreement.

b.Permit the tracing of funds to a level of expenditures adequate to establish that such funds have been used as required under this Agreement.

19.The Recipient shall establish and maintain effective internal controls over the Payroll Support; comply with all requirements related to the Payroll Support established under applicable Federal statutes and regulations; monitor compliance with Federal statutes, regulations, and the terms and conditions of this Agreement; and take prompt corrective actions in accordance with audit recommendations. The Recipient shall promptly remedy any identified instances of noncompliance with this Agreement.

20.The Recipient and Affiliates shall retain all records pertinent to the receipt of Payroll Support and compliance with the terms and conditions of this Agreement (including by suspending any automatic deletion functions for electronic records, including e-mails) for a period of three years following the period of performance. Such records shall include all information necessary to substantiate factual representations made in the Recipient’s application for Payroll Support, including ledgers and sub-ledgers, and the Recipient’s and Affiliates’ compliance with this Agreement. While electronic storage of records (backed up as appropriate) is preferable, the Recipient and Affiliates may store records in hardcopy (paper) format. The term “records” includes all relevant financial and accounting records and all supporting documentation for the information reported on the Recipient’s quarterly reports.

21.If any litigation, claim, investigation, or audit relating to the Payroll Support is started before the expiration of the three-year period, the Recipient and Affiliates shall retain all records described in paragraph 20 until all such litigation, claims, investigations, or audit findings have been completely resolved and final judgment entered or final action taken.
Remedies
22.If Treasury believes that an instance of noncompliance by the Recipient or an Affiliate with (a) this Agreement, (b) sections 4114 or 4116 of the CARES Act, or (c) the Internal Revenue Code of 1986 as it applies to the receipt of Payroll Support has occurred, Treasury may notify

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the Recipient in writing of its proposed determination of noncompliance, provide an explanation of the nature of the noncompliance, and specify a proposed remedy. Upon receipt of such notice, the Recipient shall, within seven days, accept Treasury’s proposed remedy, propose an alternative remedy, or provide information and documentation contesting Treasury’s proposed determination. Treasury shall consider any such submission by the Recipient and make a final written determination, which will state Treasury’s findings regarding noncompliance and the remedy to be imposed.

23.If Treasury makes a final determination under paragraph 22 that an instance of noncompliance has occurred, Treasury may, in its sole discretion, withhold any Additional Payroll Support Payments; require the repayment of the amount of any previously disbursed Payroll Support, with appropriate interest; require additional reporting or monitoring; initiate suspension or debarment proceedings as authorized under 2 CFR Part 180; terminate this Agreement; or take any such other action as Treasury, in its sole discretion, deems appropriate.

24.Treasury may make a final determination regarding noncompliance without regard to paragraph 22 if Treasury determines, in its sole discretion, that such determination is necessary to protect a material interest of the Federal Government. In such event, Treasury shall notify the Recipient of the remedy that Treasury, in its sole discretion, shall impose, after which the Recipient may contest Treasury’s final determination or propose an alternative remedy in writing to Treasury. Following the receipt of such a submission by the Recipient, Treasury may, in its sole discretion, maintain or alter its final determination.

25.Any final determination of noncompliance and any final determination to take any remedial action described herein shall not be subject to further review. To the extent permitted by law, the Recipient waives any right to judicial review of any such determinations and further agrees not to assert in any court any claim arising from or relating to any such determination or remedial action.

26.Instead of, or in addition to, the remedies listed above, Treasury may refer any noncompliance or any allegations of fraud, waste, or abuse to the Treasury Inspector General.

27.Treasury, in its sole discretion, may grant any request by the Recipient for termination of this Agreement, which such request shall be in writing and shall include the reasons for such termination, the proposed effective date of the termination, and the amount of any unused Payroll Support funds the Recipient requests to return to Treasury. Treasury may, in its sole discretion, determine the extent to which the requirements under this Agreement may cease to apply following any such termination.
28.If Treasury determines that any remaining portion of the Payroll Support will not accomplish the purpose of this Agreement, Treasury may terminate this Agreement in its entirety to the extent permitted by law.

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Debts

29.Any Payroll Support in excess of the amount which Treasury determines, at any time, the Recipient is authorized to receive or retain under the terms of this Agreement constitutes a debt to the Federal Government.

30.Any debts determined to be owed by the Recipient to the Federal Government shall be paid promptly by the Recipient. A debt is delinquent if it has not been paid by the date specified in Treasury’s initial written demand for payment, unless other satisfactory arrangements have been made. Interest, penalties, and administrative charges shall be charged on delinquent debts in accordance with 31 U.S.C. § 3717, 31 CFR 901.9, and paragraphs 31 and 32. Treasury will refer any debt that is more than 180 days delinquent to Treasury’s Bureau of the Fiscal Service for debt collection services.

31.Penalties on any debts shall accrue at a rate of not more than 6 percent per year or such other higher rate as authorized by law.

32.Administrative charges relating to the costs of processing and handling a delinquent debt shall be determined by Treasury.

33.The Recipient shall not use funds from other federally sponsored programs to pay a debt to the government arising under this Agreement.
Protections for Whistleblowers
34.In addition to other applicable whistleblower protections, in accordance with 41 U.S.C. § 4712, the Recipient shall not discharge, demote, or otherwise discriminate against an Employee as a reprisal for disclosing information to a Person listed below that the Employee reasonably believes is evidence of gross mismanagement of a Federal contract or grant, a gross waste of Federal funds, an abuse of authority relating to a Federal contract or grant, a substantial and specific danger to public health or safety, or a violation of law, rule, or regulation related to a Federal contract (including the competition for or negotiation of a contract) or grant:

a.A Member of Congress or a representative of a committee of Congress;

b.An Inspector General;

c.The Government Accountability Office;

d.A Treasury employee responsible for contract or grant oversight or management;

e.An authorized official of the Department of Justice or other law enforcement agency;

f.A court or grand jury; or

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g.A management official or other Employee of the Recipient who has the responsibility to investigate, discover, or address misconduct.
Lobbying
35.The Recipient shall comply with the provisions of 31 U.S.C. § 1352, as amended, and with the regulations at 31 CFR Part 21.
Non-Discrimination
36.The Recipient shall comply with, and hereby assures that it will comply with, all applicable Federal statutes and regulations relating to nondiscrimination including:

a.Title VI of the Civil Rights Act of 1964 (42 U.S.C. § 2000d et seq.), including Treasury’s implementing regulations at 31 CFR Part 22;

b.Section 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C. § 794);

c.The Age Discrimination Act of 1975, as amended (42 U.S.C. §§ 6101–6107), including Treasury’s implementing regulations at 31 CFR Part 23 and the general age discrimination regulations at 45 CFR Part 90; and

d.The Air Carrier Access Act of 1986 (49 U.S.C. § 41705).
Additional Reporting
37.Within seven days after the date of this Agreement, the Recipient shall register in SAM.gov, and thereafter maintain the currency of the information in SAM.gov until at least March 24, 2022. The Recipient shall review and update such information at least annually after the initial registration, and more frequently if required by changes in the Recipient’s information. The Recipient agrees that this Agreement and information related thereto, including the Maximum Awardable Amount and any executive total compensation reported pursuant to paragraph 38, may be made available to the public through a U.S. Government website, including SAM.gov.

38.For purposes of paragraph 37, the Recipient shall report total compensation as defined in paragraph e.5 of the award term in 2 CFR part 170, App. A for each of the Recipient’s five most highly compensated executives for the preceding completed fiscal year, if:

a.the total Payroll Support is $25,000 or more;

b.in the preceding fiscal year, the Recipient received:

i.80 percent or more of its annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance, as defined at 2 CFR 170.320 (and subawards); and

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ii.$25,000,000 or more in annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance, as defined at 2 CFR 170.320 (and subawards); and

c.the public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. To determine if the public has access to the compensation information, the Recipient shall refer to U.S. Securities and Exchange Commission total compensation filings at http://www.sec.gov/answers/execomp.htm.

39.The Recipient shall report executive total compensation described in paragraph 38:

a.as part of its registration profile at https://www.sam.gov; and

b.within five business days after the end of each month following the month in which this Agreement becomes effective, and annually thereafter.

40.The Recipient agrees that, from time to time, it will, at its own expense, promptly upon reasonable request by Treasury, execute and deliver, or cause to be executed and delivered, or use its commercially reasonable efforts to procure, all instruments, documents and information, all in form and substance reasonably satisfactory to Treasury, to enable Treasury to ensure compliance with, or effect the purposes of, this Agreement, which may include, among other documents or information, (a) certain audited financial statements of the Recipient, (b) documentation regarding the Recipient’s revenues derived from its business as a passenger or cargo air carrier or regarding the passenger air carriers for which the Recipient provides services as a contractor (as the case may be), and (c) the Recipient’s most recent quarterly Federal tax returns. The Recipient agrees to provide Treasury with such documents or information promptly.

41.If the total value of the Recipient’s currently active grants, cooperative agreements, and procurement contracts from all Federal awarding agencies exceeds $10,000,000 for any period before termination of this Agreement, then the Recipient shall make such reports as required by 2 CFR part 200, Appendix XII.
Other
42.The Recipient acknowledges that neither Treasury, nor any other actor, department, or agency of the Federal Government, shall condition the provision of Payroll Support on the Recipient’s implementation of measures to enter into negotiations with the certified bargaining representative of a craft or class of employees of the Recipient under the Railway Labor Act (45 U.S.C. 151 et seq.) or the National Labor Relations Act (29 U.S.C. 151 et seq.), regarding pay or other terms and conditions of employment.

43.Notwithstanding any other provision of this Agreement, the Recipient has no right to, and shall not, transfer, pledge, mortgage, encumber, or otherwise assign this Agreement or any

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Payroll Support provided under this Agreement, or any interest therein, or any claim, account receivable, or funds arising thereunder or accounts holding Payroll Support, to any party, bank, trust company, or other Person without the express written approval of Treasury.

44.The Signatory Entity will cause its Affiliates to comply with all of their obligations under or relating to this Agreement.

45.Unless otherwise provided in guidance issued by Treasury or the Internal Revenue Service, the form of any Taxpayer Protection Instrument held by Treasury and any subsequent holder will be treated as such form for purposes of the Internal Revenue Code of 1986 (for example, a Taxpayer Protection Instrument in the form of a note will be treated as indebtedness for purposes of the Internal Revenue Code of 1986).

46.This Agreement may not be amended or modified except pursuant to an agreement in writing entered into by the Recipient and Treasury, except that Treasury may unilaterally amend this Agreement if required in order to comply with applicable Federal law or regulation.

47.Subject to applicable law, Treasury may, in its sole discretion, waive any term or condition under this Agreement imposing a requirement on the Recipient or any Affiliate.

48.This Agreement shall bind and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, and assigns.
49.The Recipient represents and warrants to Treasury that this Agreement, and the issuance and delivery to Treasury of the Taxpayer Protection Instruments, if applicable, have been duly authorized by all requisite corporate and, if required, stockholder action, and will not result in the violation by the Recipient of any provision of law, statute, or regulation, or of the articles of incorporation or other constitutive documents or bylaws of the Recipient, or breach or constitute an event of default under any material contract to which the Recipient is a party.

50.The Recipient represents and warrants to Treasury that this Agreement has been duly executed and delivered by the Recipient and constitutes a legal, valid, and binding obligation of the Recipient enforceable against the Recipient in accordance with its terms.

51.This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute a single contract.

52.The words “execution,” “signed,” “signature,” and words of like import in any assignment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding anything herein to the contrary, delivery of an executed counterpart of a signature page of this Agreement by electronic means, or confirmation of the

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execution of this Agreement on behalf of a party by an email from an authorized signatory of such party, shall be effective as delivery of a manually executed counterpart of this Agreement.

53.The captions and paragraph headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

54.This Agreement is governed by and shall be construed in accordance with Federal law. Insofar as there may be no applicable Federal law, this Agreement shall be construed in accordance with the laws of the State of New York, without regard to any rule of conflicts of law (other than section 5-1401 of the New York General Obligations Law) that would result in the application of the substantive law of any jurisdiction other than the State of New York.

55.Nothing in this Agreement shall require any unlawful action or inaction by either party.

56.The requirement pertaining to trafficking in persons at 2 CFR 175.15(b) is incorporated herein and made applicable to the Recipient.

57.This Agreement, together with the attachments hereto, including the Payroll Support Certification and any attached terms regarding Taxpayer Protection Instruments, constitute the entire agreement of the parties relating to the subject matter hereof and supersede any previous agreements and understandings, oral or written, relating to the subject matter hereof. There may exist other agreements between the parties as to other matters, which are not affected by this Agreement and are not included within this integration clause.

58.No failure by either party to insist upon the strict performance of any provision of this Agreement or to exercise any right or remedy hereunder, and no acceptance of full or partial Payroll Support (if applicable) or other performance by either party during the continuance of any such breach, shall constitute a waiver of any such breach of such provision.

ATTACHMENT

Payroll Support Program Certification of Corporate Officer of Recipient

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PAYROLL SUPPORT PROGRAM

CERTIFICATION OF CORPORATE OFFICER OF RECIPIENT

In connection with the Payroll Support Program Agreement (Agreement) between Delta Air Lines, Inc. and the Department of the Treasury (Treasury) relating to Payroll Support being provided by Treasury to the Recipient under Division A, Title IV, Subtitle B of the Coronavirus Aid, Relief and Economic Security Act, I hereby certify under penalty of perjury to the Treasury that all of the following are true and correct. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.
(1) I have the authority to make the following representations on behalf of myself and the Recipient. I understand that these representations will be relied upon as material in the decision by Treasury to provide Payroll Support to the Recipient.
(2) The information and certifications provided by the Recipient in an application for Payroll Support, and in any attachments or other information provided by the Recipient to Treasury related to the application, are true and correct and do not contain any materially false, fictitious, or fraudulent statement, nor any concealment or omission of any material fact.
(3) The Recipient has the legal authority to apply for the Payroll Support, and it has the institutional, managerial, and financial capability to comply with all obligations, terms, and conditions set forth in the Agreement and any attachment thereto.
(4) The Recipient and any Affiliate will give Treasury, Treasury’s designee or the Treasury Office of Inspector General (as applicable) access to, and opportunity to examine, all documents, papers, or other records of the Recipient or Affiliate pertinent to the provision of Payroll Support made by Treasury based on the application, in order to make audits, examinations, excerpts, and transcripts.
(5) No Federal appropriated funds, including Payroll Support, have been paid or will be paid, by or on behalf of the Recipient, to any person for influencing or attempting to influence an officer or employee of an agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.
(6) If the Payroll Support exceeds $100,000, the Recipient shall comply with the disclosure requirements in 31 CFR Part 21 regarding any amounts paid for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the Payroll Support.

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I acknowledge that a materially false, fictitious, or fraudulent statement (or concealment or omission of a material fact) in this certification, or in the application that it supports, may be the subject of criminal prosecution and also may subject me and the Recipient to civil penalties and/or administrative remedies for false claims or otherwise.

/s/ Paul A. Jacobson	/s/ Kenneth W. Morge II
Corporate Officer of Signatory Entity Name: Paul A. Jacobson	Second Authorized Representative Name: Kenneth W. Morge II
Title: Executive Vice President & Chief Financial Officer	Title: Vice President & Treasurer
Date: April 20, 2020	Date: April 20, 2020

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